                                                                    EXHIBIT 99.1



   INFERENCE CORPORATION ANNOUNCES THIRD QUARTER RESULTS, MANAGEMENT CHANGES
                           INCLUDING DEPARTURE OF CFO

          RESULTS INCLUDE INVESTMENT IN MAJOR PRODUCTS FOR E-BUSINESS
                               SALES AND SUPPORT

Novato, Calif. - November 18, 1999 - Inference Corporation (NASDAQ: INFR) reported that total revenues for the third quarter ended October 31, 1999 were $5.5 million, a 34% decrease from revenues of $8.3 million during the same quarter last year. Loss from operations for the quarter was $4.2 million, compared to operating income of $200,000 in the same quarter last year. The net loss for the quarter amounted to $3.9 million, or 52 cents per share, as compared to net income of $400,000, or six cents per share, a year ago.

  "Our third quarter results continue to reflect the revenue shortfall experienced in the first two quarters of the year, as well as increased investments in product development, sales and marketing. These investments have resulted in the introduction of two new web-architected products: k-Commerce(TM) Support Enterprise and k-Commerce(TM) Sales," said Charles Jepson, president and chief executive officer.

  "With the current release of k-Commerce Support Enterprise and the release of k-Commerce Sales in July, we now have a suite of complimentary products that solidifies our position as a leading provider of personalized one-to-one sales, service and support products for the Web. k-Commerce Support Enterprise is currently available via a hosted service through which Inference builds, manages and hosts an Internet-based self-service solution to address our customer's specific Customer Relationship Management (CRM) needs. The Windows NT version is targeted for release later this year. Momentum is also building for k-Commerce Sales as evidenced by multiple pilot projects that will be announced in the coming quarter," continued Jepson.

  "To best capitalize on the opportunities presented by our new offerings, we have refocused and realigned our resources into two separate product divisions. Ralph Barletta, former senior vice president of research and development, has been promoted to senior vice president and general manager of the k-Commerce Support Enterprise Division while Bob Tatemichi continues his responsibilities as vice president and general manager of the k-Commerce Sales Division," concluded Jepson.

  In other management moves, Nigel Doust has been named vice president of international operations. Nobby Akiha will resume responsibilities as vice president of marketing and business development. The responsibilities of Greg Pappas, vice president of human resources, have been expanded to cover all administrative functions.

  Mark A. Wolf, chief financial officer, and Steven Gal, vice president of marketing will be leaving the Company effective December 3, 1999. The Company will begin a search for a CFO immediately.

Additional Financial Detail

 . Product revenues for the third quarter were $2.3 million, a decrease of 53% as compared to $4.9 million during the same quarter last year.

 . Service revenues were $3.2 million, a decrease of six percent from $3.4 million in the same period last year.

 . Revenues from Americas operations were $3.2 million, a 29% decrease from $4.5 million during the same quarter last year.

 . International revenues for the quarter were $2.3 million, a 39% decrease from $3.8 million a year earlier.

 . Product revenues from Americas operations were $1.3 million, a decrease from $2.6 million for the same period last year.

 . International product revenues were $1.0 million, down from $2.3 million in the third quarter of fiscal 1999.

About Inference Corporation

   Inference Corporation (NASDAQ: INFR) is a leading provider of software and services for customer relationship management and e-business. Inference's k-Commerce product family leverages a company's knowledge, integrating personalized, one-to-one sales, service and support across the Web and Contact Center. Inference helps companies raise customer care to the next level while taking e-Commerce beyond the transaction.

   Headquartered in the San Francisco Bay Area, with international headquarters near London, England, Inference supports its customers from offices throughout North America, Europe and Asia Pacific through a global professional services organization. For further information, contact Inference at 415-893-7200, send an e-mail to info@inference.com or visit www.inference.com.

In addition to historical information contained herein, this news release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward looking statements. Factors that could cause or contribute to differences in the final results include, but are not limited to, timeliness of new k-Commerce product releases including the Windows NT version of k-Commerce Support Enterprise, fluctuations in quarterly operating results, the size and timing of customer orders for product licenses, changes in the competitive marketplace, market acceptance and customer demand for k-Commerce product offerings, risks of entering markets in which the company has limited or no prior experience and the potential loss of key employees. Third quarter financial results are not an indication of future results. Further information on potential factors that may affect future results are discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, including, without limitation, the Company's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and Registration Statement on Form S-3.

                             INFERENCE CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          [Amounts in thousands, except net income (loss) per share]
                                  [unaudited]

                                                                 Three months ended           Nine months ended
                                                                     October 31,                 October 31,
                                                                ---------------------        --------------------
                                                                  1999         1998            1999       1998
                                                                ---------------------        --------------------
Revenues:
  Products..............................................        $  2,294       $4,912        $  7,503   $ 12,105
  Services..............................................           3,220        3,412           9,911     10,080
                                                                ---------------------        -------------------
Total revenues..........................................           5,514        8,324          17,414     22,185

Operating  costs and expenses:
  Cost of revenues - products...........................             339          233             744        611
  Cost of revenues - services...........................           1,533        1,615           4,915      5,177
  Product development...................................           2,167        1,358           5,556      3,860
  Sales and marketing...................................           4,546        3,807          12,008     11,278
  General and administrative............................           1,021          853           2,796      3,100
  Amortization of intangibles...........................              61            0             122          0
  Acquisition related...................................               0            0             677          0
  Restructuring.........................................               0          282               0      1,856
                                                                ---------------------        -------------------
Total operating costs and expenses......................           9,667        8,148          26,818     25,882
                                                                ---------------------        -------------------
Income (loss) from  operations..........................          (4,153)         176          (9,404)    (3,697)
Interest income and other, net..........................             205          337             718        953
                                                                ---------------------        -------------------
Income (loss) before income taxes.......................          (3,948)         513          (8,686)    (2,744)
Provision for income taxes..............................               0          100               0        100
                                                                ---------------------        -------------------
Net income (loss).......................................         ($3,948)      $  413         ($8,686)   ($2,844)
                                                                =====================        ===================

Net income (loss) per share:
  Basic and diluted.....................................          ($0.52)       $0.06          ($1.18)    ($0.39)
                                                                =====================        ===================

Shares used in computing net income (loss) per share:
  Basic.................................................           7,598        6,992           7,370      7,224
                                                                =====================        ===================
  Diluted...............................................           7,598        7,083           7,370      7,224
                                                                =====================        ===================

                             INFERENCE CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                             [Amounts in thousands]
                                  [unaudited]

                                                                  October 31,             January 31,
                                                                      1999                   1999
                                                                ----------------        ---------------
ASSETS
------

Current assets:
  Cash and cash equivalents..................................           $ 18,813               $ 25,761
  Accounts receivable, net...................................              4,945                  7,063
  Other current assets.......................................                836                    433
                                                                ----------------        ---------------
     Total current assets....................................             24,594                 33,257

Property and equipment, net..................................              1,810                  1,607

Intangible assets............................................                945                      0
Other assets.................................................                515                    511
                                                                ----------------        ---------------
                                                                        $ 27,864               $ 35,375
                                                                ================        ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable...........................................           $    607               $    819
  Accrued salaries and related items.........................              2,295                  2,371
  Other accrued liabilities..................................              2,218                  2,785
  Deferred revenue...........................................              4,553                  4,642
                                                                ----------------        ---------------
     Total current liabilities...............................              9,673                 10,617

Shareholders' equity:
  Common stock...............................................                 76                     70
  Additional paid-in capital.................................             48,478                 46,328
  Accumulated deficit........................................            (29,998)               (21,312)
  Accumulated other comprehensive loss.......................               (365)                  (328)
                                                                ----------------        ---------------
     Total shareholders' equity..............................             18,191                 24,758
                                                                ----------------        ---------------
                                                                        $ 27,864               $ 35,375
                                                                ================        ===============